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                         Independent Auditors' Consent





The Board of Directors
Security Equity Life Insurance Company




We consent to the use of our reports included herein and to the reference to our firm under the heading "Financial Statements" in the Registration Statement and Prospectus for Security Equity Separate Account 26.




                                        KPMG Peat Marwick LLP

St. Louis, Missouri
April 29, 1998